Exhibit 99.1

Company Contact:
Cleantech Solutions International, Inc.
Mr. Ryan Hua, Vice President Operations
Email: ryanhua@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
CCG Investor Relations
Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Receives $2.2 million Purchase Orders
for Airflow Dyeing Machines

WUXI, Jiangsu, China, October 10, 2012 - Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries, today announced that the Company has received new and follow-on purchase orders for its airflow dyeing machines and related components from its new and existing domestic customers.

The purchase orders provide for Cleantech Solutions to deliver a total of 23 units of airflow dyeing machines and components for a total purchase price of RMB13.8 million (approximately $2.2 million). Pursuant to the purchase orders, the Company has received an advance payment of $0.7 million, or 30% of the total purchase price, and will receive an additional 60% of the total purchase price upon installation and the balance within three months of installation. Cleantech Solutions expects to deliver the units by the end of December 2012. The Company's airflow dyeing machines use air flow rather than water which is used in the traditional dyeing process. The Company believes that the technology used in its air flow units results in reduced input costs, fewer wrinkles, less damage to the textile, and reduced emissions.

“With the growing acceptance of our new airflow dyeing technology and the government’s mandate to phase out obsolete machinery in China’s textile industry, we have seen continued growth in order flow in this segment,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

“We are pleased to receive follow-on purchase orders from our existing customers, who, by their orders, are endorsing our airflow dyeing machines. Additionally, we are also receiving orders from a new customer, who, we believe, is recognizing the need for new technology and following the general industry trend. We believe these orders reflect positively on the high quality of our products and services. We are optimistic that sales momentum from this segment will continue and translate into larger orders, customer growth and higher contribution to our top line for 2012,” concluded Mr. Wu.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” in our Form 10-K for the year ended December 31, 2011 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011 and our Form 10-Q for the quarter ended June 30, 2012. Any information on the Company's website or any other website is not a part of this press release. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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